SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 19, 1998
                                                         -----------------


                                 AGTsports, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Colorado                    0-21914                    84-1022287
         --------                    -------                    ----------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



               5031 S. Ulster Street, Suite 205, Denver, CO 80237
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (303) 220-8686
                                 --------------
              (Registrant's telephone number, including area code)

                                    Form 8-K
                                    --------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Item 1.        Changes in Control of Registrant.
               ---------------------------------
                        See Item 5 below

Item 2.        Acquisition or Disposition of Assets.
               -------------------------------------
                        Not Applicable

Item 3.        Bankruptcy or Receivership.
               ---------------------------
                        Not Applicable

Item 4.        Changes in Registrant's Certifying Accountant.
               ----------------------------------------------
                        Not Applicable

Item 5.        Other Events.
               -------------

               On January 12, 1998, the Company accepted the resignation of outside director, Mr. Joe Lee, of Denver Colorado, from the Company's Board of Directors. The Company received a letter from Mr. Lee explaining that increased activity concerning his other business commitments necessitated his departure from the AGT board. The Company commended Mr. Lee for his contribution of service as a former director of AGTsports, Inc.

               On January 7, 1998, the Board of Directors of the Company appointed an audit committee and a compensation committee for the purpose of establishing policy and reporting to the Board on audit and compensation related issues. The members of both committees elected were outside directors Mr. James C. McGill and Mr. Louis F. Coppage.

                                   SIGNATURES
                                   ----------



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 19h day of January, 1998.


                                         By:    /s/  Cory J. Coppage
                                                --------------------------------
                                                     Cory J. Coppage
                                                     Secretary and Treasurer

Dated: January 19, 1998